SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 20, 2000
                                                  ------------------------------

                         QueryObject Systems Corporation
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             (Exact name of registrant as specified in its charter)


    Delaware                        1-13587             94-3087939
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(State or other jurisdiction    (Commission            (IRS Employer
     of incorporation)          File Number)        Identification No.)


         One Expressway Plaza, Suite 208, Roslyn Heights, New York 11577
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                    (Address of principal executive offices)


Registrant's telephone number, including area code: (516) 228-8500


                             N/A
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         (Former name or former address, if changed since last report.)



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

Item 5.  Other Events.
----------------------

         On April 20, 2000, QueryObject Systems Corporation (the "Company") issued a press release announcing the closing of a private placement in its subsidiary, internetQueryObject Corporation ("IQO"). The text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. As a result of the private placement, the Company will hold 53.3% of IQO's
Common Stock, assuming the conversion into IQO Common Stock, of all Series A Preferred Stock, issued in the private placement.


Item 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.
         ---------

    (c)  Exhibits.
         ---------

    99.1     Press release of the Company, dated April 20, 2000.


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



                                    SIGNATURE
                                    ---------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     QUERYOBJECT SYSTEMS CORP.



Dated: April 28, 2000                By: /s/ Daniel Pess
                                        ----------------------------------------
                                     Name:  Daniel Pess
                                     Title: Executive Vice President,
                                            Chief Operating Officer and
                                            Chief Financial Officer


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

Contacts:
Mark Williams                       Daniel Pess
Harpell/Martins                     QueryObject Systems Corporation
978-889-1424                        516-228-8500 x123
MWILLIAMS@HARPELL.COM               dpess@queryobject.com



         QUERYOBJECT INTERNET SUBSIDIARY COMPLETES $7 MILLION SEED ROUND

           internetQueryObject Corporation Receives Funding to Develop
                  Analytical Ecosystem for Information Economy

Roslyn Heights,  N.Y. - April 20, 2000 - QueryObject  Systems  Corporation (OTC:
QOSC; BSE: QOB) announced today that it had closed a private placement totaling gross proceeds of $7,000,000 in its subsidiary, internetQueryObject Corporation. internetQueryObject Corporation issued Series A Convertible Preferred Stock, in aggregate convertible into 8,750,000 shares of its common stock and Common Stock Purchase Warrants exercisable for a period of one year at a 25% premium over the cost of the Preferred Stock, to acquire the same amount of shares. The financing included both existing QueryObject investors and new investors.

internetQueryObject Corporation will use the funds to develop a portfolio of B-to-B products, services and partnerships, based on the QueryObject technology, that will help e-Businesses increase profitability by better managing and understanding the behavior of their markets and customers.

The securities offered and sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States by the holders thereof, absent registration or an applicable exemption from registration requirements.

About QueryObject Systems Corporation

QueryObject Systems Corporation is a publicly held company headquartered in Roslyn Heights, New York with a European distribution subsidiary headquartered in Reading, the United Kingdom. Its scalable Business Intelligence products are available worldwide through a network of authorized distributors.



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

About internetQueryObject Corporation

internetQueryObject  Corporation (doing business as iQO.com), also headquartered
in  Roslyn  Heights,   is  a  subsidiary  of  QueryObject   Systems  Corporation
specializing in analytical applications for web analysis and e-Commerce.

                                      ####

QueryObject, QueryObject Analyzer, internetQueryObject, iQO, and iQO.com are trademarks of QueryObject Systems Corporation. QueryObject System is a registered trademark of QueryObject Systems Corporation. All other trademarks and registered trademarks referenced in this document are the property of their respective holders.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created hereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the Company's development as a software products company, and the ability of certain partnerships to aid in that growth; the capability of the company's products to perform as optimized analytical data marts; and the ability of the company's products to support the performance of other business intelligence tools. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.



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